                                                                   EXHIBIT 10.11



                              SETTLEMENT AGREEMENT



         AGREEMENT entered into this 2nd day of June, 1998, by and between LaBarge, Inc., a Delaware corporation ("LaBarge"), and Transmedica International, Inc. (formerly Venisect, Inc.), a Delaware corporation ("Transmedica").

                                   WITNESSETH:

         WHEREAS, the parties have entered into an Agreement dated August 1,

1993, relating to certain technology of Transmedica (the "Original Agreement");

         WHEREAS, certain disputes and differences have arisen between the parties; and

         WHEREAS, the parties have settled their differences and desire to set forth their agreements and understandings;

         NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

         1.    The Original Agreement is superseded and replaced by the Amended and Restated Agreement dated June 2, 1998 herewith in the form attached hereto as Exhibit A (the "New Agreement").

         2.    The parties acknowledge that Transmedica is currently indebted to

LaBarge in the amount of $900,000 as a result of transactions under the Original

Agreement.

         3.    LaBarge will extend credit to Transmedica for services performed and charges incurred under the New Agreement for the account of Transmedica up to a maximum of $1,100,000. LaBarge's obligation to extend such credit will terminate one year after the date of this agreement or at such earlier time as total credits reach $1,100,000.

         4.    The $900,000 currently owed by Transmedica to LaBarge and

additional extensions of credit up to $1,100,000 extended by LaBarge to

Transmedica shall be evidenced
by the Secured Promissory Note executed by Transmedica in the form attached hereto as Exhibit B and shall be secured by the Security Agreement and Patent

Security Agreement of even date herewith executed by Transmedica in the form of

Exhibits C and D, respectively. Such Security Agreement and Patent Security

Agreement grant LaBarge a first lien position provided, however, that such lien on accounts and inventory may be subject only to a prior lien in favor of Bank of Little Rock securing indebtedness not exceeding $300,000 in principal amount plus interest, costs and expenses relating to such principal amount.

         5.    In order to induce LaBarge to enter into this Agreement, without which LaBarge would not enter into this Agreement, Transmedica is contemporaneously delivering to LaBarge a warrant to purchase four percent of

Transmedica's outstanding common stock on a fully diluted basis at a price of

$25.00 per share, which warrant is in the form attached hereto as Exhibit E.

         6.    In the event Transmedica is in need of services under the New

Agreement which would require an extension of credit above the $1,100,000, the parties will use reasonable efforts to agree on an amount of additional credit which LaBarge may extend and the terms under which such additional credit would be extended; provided, however, that the inability of the parties to so agree shall not invalidate or effect any of their other obligations or rights under this Settlement Agreement, the New Agreement or any of the other agreements provided for herein or entered into in connection therewith.

         7.    LaBarge and Transmedica each hereby represent and warrant to the other as follows:

         (a) Each has full power and authority to enter into and carry out the terms of this agreement and the transactions contemplated hereby.

         (b) The execution, delivery and performance of this agreement and the documents to be executed and delivered pursuant hereto do not contravene such party's certificate of incorporation, by-laws, or any agreement, instrument, decree or judgment by which such party is bound or to which it is subject.

         8.    In consideration for entering into this agreement and the

agreements and instruments specifically contemplated hereby, LaBarge and

Transmedica do each hereby forever remise, release and forever discharge the other and their respective officers, directors, agents and employees from any and all claims, suits and proceedings the other has or may have against the other except as provided in this agreement or in the agreements and instruments specifically contemplated hereby. Nothing herein shall affect: (i) the confidentiality provisions of the Original Agreement with respect to any information exchanged between the parties prior to the date hereof; (ii) the quality provisions of the Original Agreement with respect to all devices produced prior to the date hereof; or (iii) the warranty and indemnity provisions of the Original Agreement to the extent of any unknown or unasserted claims or potential claims under those provisions, it being specifically represented by Transmedica as an inducement to LaBarge to enter into this

Agreement that Transmedica has no information or knowledge of any such claims.

         9.    This agreement shall be governed by and interpreted in accordance with the laws of the State of Arkansas. Any suit or proceeding to enforce this agreement or the agreements and instruments contemplated hereby may be brought and maintained only in state court in St. Louis County, Missouri or Little Rock,

Arkansas, or the United States District Court in St. Louis, Missouri or Little

Rock, Arkansas.

         10.   This agreement and the agreements and instruments specifically contemplated hereby constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and may not be amended without a subsequent written agreement signed by the parties.

      IN WITNESS WHEREOF, the undersigned caused this agreement to be executed by their respective officers, thereunto duly authorized, on the date first above written.



                                          LaBARGE, INC.



                                          By:       /s/ Craig E. LaBarge
                                             -----------------------------------
                                          Name:         Craig E. LaBarge
                                               ---------------------------------
                                          Title:        CEO and President
                                                --------------------------------


                                          TRANSMEDICA INTERNATIONAL, INC.



                                          By:       /s/ Charles H. Vestal
                                             -----------------------------------
                                          Name:         Charles H. Vestal
                                               ---------------------------------

                                          Title:            President
                                                --------------------------------

                                    EXHIBITS


A - Amended and Restated Agreement

B - Promissory Note

C - Security Agreement

D - Patent Security Agreement

E - Warrant

                                PROMISSORY NOTE


$2,000,000                                                          June 2, 1998



         FOR VALUE RECEIVED, the undersigned TRANSMEDICA INTERNATIONAL, INC., a Delaware corporation (the "Maker"), promises to pay to the order of LaBARGE, INC., a Delaware corporation (the "Holder"), the principal sum of Two Million Dollars ($2,000,000) with interest thereon as provided herein. The principal amount of this Note consists of $900,000.00 for which Debtor is currently indebted to Maker and such additional amounts up to a maximum of $1,100,000.00 as Holder may advance by extending credits to Maker under the Amended and Restated Agreement between Maker and Holder dated June 2, 1998 (the "New Agreement"). Each advance by Holder to Maker shall be noted at the end of this Note. All amounts payable hereunder shall be payable at 9900 A Clayton Road, St. Louis, Missouri 63178-4499, or to such other payee or at such other place as the Holder hereof shall designate in writing.

         Interest on the unpaid principal balance due hereunder shall accrue, commencing on the date hereof, at the rate of Seven and One-Half Percent (7.5%) per annum based on a year consisting of 360 days. After maturity, whether by acceleration or otherwise, this Note shall bear interest at the rate of Nine and One-Half Percent (9.5%) per annum.

         The principal amount due hereunder and the interest due thereon shall be payable on June 2, 1999.

         Any amounts paid by the Maker of this Note shall be applied first to any fees and expenses due hereunder, second, in payment of interest then due, and the remainder to the reduction of the principal balance hereof.

         This Note may be prepaid without penalty by the Maker, or any of their successors and assigns, at any time in whole or part.

         This Note is secured by a Security Agreement and a Patent Security Agreement of even date herewith executed by the undersigned in favor of the Holder.

         In the event of any breach under any of the agreements securing this Note, the Holder may, at its option, accelerate the scheduled payment of the Note, all outstanding principal and/or interest shall become immediately due and payable and Holder shall be under no further obligation to extend credit to Maker under the New Agreement. Failure at any time or from time to time to exercise such option shall not constitute a waiver of the right to exercise it at any later time.

         In the event of a default hereunder, the Maker hereof shall pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection or enforcement of this Note.

         This Note is hereby deemed made in the State of Arkansas and delivered in the State of Missouri. It shall be governed by and construed in accordance with the laws of the State of Arkansas without regard to conflict of laws.

                                     TRANSMEDICA INTERNATIONAL, INC.



                                     By:     /s/ Charles H. Vestal
                                        ----------------------------------------
                                     Name:       Charles H. Vestal
                                          --------------------------------------
                                     Title:         President
                                           -------------------------------------



                               SUBSEQUENT ADVANCES


                  Date                                Amount

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 2nd day of June, 1998, by and between TRANSMEDICA INTERNATIONAL, INC. (formerly Venisect, Inc.), a Delaware corporation with its principal place of business located at 323 Center Street, Suite 1100, Little Rock, Arkansas 72201 ("Debtor"), and LaBARGE, INC., a Delaware corporation, with is principal place of business located at 9900A Clayton Road, St. Louis, Missouri 63178-4499 ("Secured Party").

         WHEREAS, Secured Party has made certain financial accommodations and has advanced funds to Debtor (collectively, the "Loan"), as evidenced by and repayable pursuant to the terms of that certain Promissory Note of even date herewith (as may be amended, modified or renewed, the "Note") and may make further advances to Debtor; and

         WHEREAS, in order to induce Secured Party to extend the Loan and make further advances under the Note and in order to further secure the repayment of all sums due pursuant to the Note and this Agreement, Debtor has agreed to execute this Agreement granting Secured Party a security interest in the Collateral hereinafter defined;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Grant of Security Interest in Collateral. In consideration of the premises and other valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the repayment to Secured Party of all sums due pursuant to the Note and this Agreement, Debtor hereby grants to Secured Party a security interest in all of Debtor's right, title and interest in and to each of the following, wherever located and whether now owned or hereafter existing or now owned or hereafter acquired or arising (hereinafter described as the "Collateral"):

           (a) All equipment, furniture, fixtures and machinery, accessions, furnishings, motor vehicles, tools, tooling, spare parts, manufacturing implements, trailers, other tangible personal property, leasehold improvements and other improvements to real property;

           (b) All inventory, including raw materials, parts and supplies, goods and merchandise, work in process and finished products;

           (c) All accounts, including accounts receivable, contract rights, notes, drafts, cash, acceptances, instruments, chattel paper, warehouse receipts, letters of credit and repurchase agreements, and any and all other rights to the payment of money or other forms of consideration of any kind; all guaranties, security and liens (including mechanics and materialmen's liens); goods, merchandise or other personal property, whether sold, delivered, undelivered, in transit, returned or repossessed, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability;

                  (d) All general intangibles, including good will, patent rights, patents, intellectual property, licenses, trademarks, service marks, trade names and copyrights, and all income including infringement damages with respect thereto; all Federal, state and local tax refunds; all customer lists and files, drawings, blueprints, promotional brochures and mailing lists; all insurance policies covering any Collateral; all franchises, licenses, leases, life insurance policies, documents, books and records relating to the Collateral; and

                  (e) All cash and non-cash proceeds (including insurance proceeds), substitutes, replacements, accretions, accessions and products of any of the Collateral.

         2. Debtor's Warranties, Representations and Covenants. Until the Note and all other obligations of Debtor under this Agreement have been fully satisfied and discharged, and except as hereinafter expressly set forth, Debtor warrants, represents and agrees as follows:

                  (a) Debtor is the sole owner of the Collateral free from any liens, security interests or encumbrances, other than the security interest granted in Debtor's accounts and inventory in favor of Bank of Little Rock ("Bank"), not exceeding $300,000 in principal amount (exclusive of interest, costs and expenses relating to such principal amount), has the right to grant Secured Party a security interest therein, and will defend and keep the Collateral free from all claims and demands other than those of Bank and Secured Party;

                  (b) Debtor will not sell or lease the Collateral, part with possession of the Collateral, permit the Collateral to be used for hire, or grant any other liens or security interests in the Collateral, except in the ordinary course of Debtor's business, without the prior written consent of Secured Party;

                  (c) Debtor will not use or permit the Collateral to be used in violation of any law or ordinance, and will comply with the requirements of all state, local and Federal laws;

                  (d) Debtor will maintain the Collateral in good condition and repair at Debtor's sole expense and will pay all taxes levied on the Collateral;

                  (e) Debtor will do all acts and things, and will execute and file all instruments requested by Secured Party to establish, maintain and continue perfected the security interests of Secured Party in the Collateral, and will pay all costs and expenses of filing and recording, including the costs of any searches deemed necessary by Secured Party to establish and determine the validity and priority of the security interest of Secured Party, and also to pay all other claims and charges which in the opinion of Secured Party might prejudice, imperil or other affect the Collateral or Secured Party's security interest;

                  (f) Debtor will keep and maintain in force insurance covering loss or damage to the Collateral, with (if requested by Secured Party) a lender's loss payable clause in favor of Secured Party, as is required and acceptable to Secured Party as to form of policy, amount and insurer;

                  (g) The Collateral as well as all books and records concerning same shall at all times be located at the address set forth above and this is Debtor's only place of business; and

                  (h) Debtor's name is as provided in the first paragraph hereof and it has no other names or trade names nor has it used any other names or trade names in the past five years.

         3.       Default. Debtor shall be in default under this Agreement upon:

                  (a) Default in the payments of any sums due pursuant to the Note or this Agreement or failure to perform or discharge any other covenant or liability contained in this Agreement;

                  (b) Reasonable determination by Secured Party that any material warranty or material representation herein made was false when made;

                  (c) Sale or encumbrance of any of the Collateral other than in the ordinary course of business or as permitted by this Agreement, or the making of any levy, seizure or attachment thereof, except as herein expressly permitted;

                  (d) Any event of default under any loan agreement, guaranty or secured agreement between Debtor and any other lender, including Bank, to which Debtor is now or may hereafter become obligated, whether now existing or hereafter incurred; or

                  (e) Dissolution, termination of existence, insolvency or business failure of Debtor, or appointment of a receiver for any part of the Collateral, or any assignment for the benefit of creditors of Debtor or the commencement of any proceeding under any bankruptcy or insolvency law by or against Debtor.

Upon any and each and every such event of default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and may proceed to enforce payment of the same and exercise any and all rights and remedies provided by the Uniform Commercial Code as enacted in Arkansas, as well as other rights and remedies possessed by Secured Party. Expense for preparing for sale or selling or exercising any other remedies as provided herein with respect to the Collateral shall include Secured Party's reasonable attorneys fees and legal expenses. Any notification of sale or other disposition of the Collateral required to be given by Secured Party will be sufficient if given personally, or mailed by certified mail, not less than five days prior to the date on which such sale or other disposition will be made, to the address of Debtor stated above, and such notification shall be deemed reasonable notice. In the event the proceeds from the sale of the Collateral shall be insufficient to satisfy Debtor's obligations pursuant to the Note or this Agreement in full, Debtor shall remain fully liable for the deficiency.

         4. Term of Agreement. This Agreement shall commence as of the day and year first above written and shall continue in full force and effect until all sums of principal and interest outstanding under the Note and all sums due under this Agreement have been paid in full.

         5. Assignment of Security Interest. Secured Party shall have the right to negotiate or assign the security interest evidenced by this Agreement, and Debtor understands and agrees that Secured Party may do so without any notice to or approval of Debtor. Debtor specifically agrees that if there is any such assignment, the assignee or transferee shall have all of Secured Party's rights and remedies under this Agreement.

         6. Miscellaneous. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties, and any such amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

                                                 TRANSMEDICA INTERNATIONAL, INC.



                                                 By:    /s/ Charles H. Vestal
                                                    ----------------------------
                                                 Name:      Charles H. Vestal
                                                      --------------------------
                                                 Title:        President
                                                       -------------------------

                                                 LABARGE, INC.


                                                 By:    /s/ Craig E. LaBarge
                                                    ----------------------------
                                                 Name:      Craig E. LaBarge
                                                      --------------------------
                                                 Title:     CEO and President
                                                       -------------------------

                                  EXHIBIT INDEX



                Settlement Agreement dated June 2, 1998, between
                TransMedica International, Inc. and LaBarge, Inc.





Exhibit Number
--------------

     A            Amended and Restated Agreement - Omitted
     B            Promissory Note
     C            Security Agreement
     D            Patent Security Agreement - Omitted
     E            Warrant - Omitted





** LABARGE AGREES TO FURNISH, SUPPLEMENTALLY, A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.



























                                       59